Exhibit 99.1
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Brian Lantz, (336) 519-7130
HANESBRANDS FAVORABLY AMENDS CREDIT FACILITY REFLECTING IMPROVED DEBT RATING
Senior Secured Credit Facility Terms Now Reflect Strength of the Company’s Debt Ratings, Including Moody’s Investor Services Investment-Grade Rating
WINSTON-SALEM, N.C. (Feb. 17, 2011) — HanesBrands (NYSE: HBI) today announced that it has favorably amended its senior secured credit facility, which includes the company’s revolving credit facility, to reflect improved debt ratings.
The amendment reduces the credit facility’s interest rate, extends the facility’s maturity date, and increases the flexibility of debt covenants and the use of excess cash flow.
“Due to the strength of our operating results, we have further enhanced our long-term capital structure,” said Hanes’ Chief Financial Officer E. Lee Wyatt Jr. “We are focused on achieving another year of double-digit earnings growth and expanding our long-term market share.”
In November 2010, the company issued $1 billion of 10-year fixed-rate notes, bringing the company’s portion of fixed-rate bond debt at favorable rates and long maturities to approximately 75 percent. Moody’s Investor Services then increased the company’s senior secured debt rating to investment-grade Baa3.
Reflecting the company’s significant reduction in risk, the amendment extends the credit facility’s maturity two years until December 2015 and reduces the current interest rate on the company’s revolver to LIBOR plus 3.25 percent, down from LIBOR plus 4.5 percent. The lower rate was already reflected in the company’s 2011 guidance on interest expense.
The amendment significantly increases the flexibility of the facility’s indebtedness, investment and restricted payments baskets, leverage ratio requirements and use of excess cash flow.
Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding our long-term goals and trends associated with our business. Examples of such statements include the statements regarding expected growth in 2011. These and other forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results,

HanesBrands Favorably Amends Senior Secured Credit Facility — Page 2
performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the following: our ability to successfully manage social, political, economic, legal and other conditions affecting our domestic and foreign operations and supply-chain sources; the impact of significant fluctuations and volatility in the price of various input costs, such as cotton and oil-related materials, utilities, freight and wages; the impact of natural disasters; the impact of the loss of one or more of our suppliers of finished goods or raw materials; our ability to effectively manage our inventory and reduce inventory reserves; our ability to optimize our global supply chain; our ability to continue to effectively distribute our products through our distribution network; consumer spending levels and the price elasticity of our products; the risk of inflation or deflation; financial difficulties experienced by, or loss of or reduction in sales to, any of our top customers or groups of customers; gains and losses in the shelf space that our customers devote to our products; the highly competitive and evolving nature of the industry in which we compete; our ability to keep pace with changing consumer preferences; the impact of any inadequacy, interruption or failure with respect to our information technology or any data security breach; our debt and debt service requirements that restrict our operating and financial flexibility and impose interest and financing costs; the financial ratios that our debt instruments require us to maintain; future financial performance, including availability, terms and deployment of capital; our ability to comply with environmental and occupational health and safety laws and regulations; costs and adverse publicity from violations of labor or environmental laws by us or our suppliers; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other communications. Except as required by law, the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
HanesBrands
HanesBrands (NYSE:HBI) is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear For Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Hanes has more than 50,000 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.hanesbrands.com. Hanes is a U.S. Environmental Protection Agency 2010 Energy Star Partner of the Year and ranks No. 91 on Newsweek magazine’s list of Top 500 greenest U.S. companies.
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